UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Take Action. Vote Today.

Dear Valued RidgeWorth Funds Shareholder:

Virtus Investment Partners announced in December 2016 that it had reached an agreement to acquire RidgeWorth Investments (“RidgeWorth”), and as part of the transaction, certain RidgeWorth funds will be reorganized into Virtus funds. A Special Shareholder Meeting is scheduled for May 9, 2017 for RidgeWorth Funds shareholders to vote on the reorganization of their fund(s). We are very excited about this development and the future of RidgeWorth Funds.

You have previously received proxy materials in connection with the Special Meeting. According to our latest records, your Proxy Vote for this meeting has not yet been received. Two-thirds of the majority of outstanding shares of each RidgeWorth fund must vote favorably in order for the proposal to be approved, which means your vote is very important regardless of the number of shares you own.

Voting your proxy ensures the continued, successful management and operation of the Funds. Furthermore, there are no material changes to the fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

The Board recommends that you vote FOR the proposed reorganization of your respective RidgeWorth fund(s).

Voting is easy. You may use any one of the below options to ensure your vote is promptly recorded in time for the Meeting on May 9.

1.     Call a proxy specialist now at 1-855-928-4486. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. You can also call the toll-free touchtone voting number located on your proxy card, enter the control number and follow the prompts.

2.     Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package. If convenient for you, please call us so that your vote will be received in time for the Special Shareholder Meeting on May 9.

3. Vote by Internet at www.proxyvote.com and enter the control number on the voting instructions form and follow the prompts.

Please help us by taking a couple minutes now to vote your shares.    Thank you in advance for your help.

Sincerely,
Julia Short, President of RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

NOBO

Take Action. Vote Today.

Dear Valued RidgeWorth Funds Shareholder:

Virtus Investment Partners announced in December 2016 that it had reached an agreement to acquire RidgeWorth Investments (“RidgeWorth”), and as part of the transaction, certain RidgeWorth funds will be reorganized into Virtus funds. A Special Shareholder Meeting is scheduled for May 9, 2017 for RidgeWorth Funds shareholders to vote on the reorganization of their fund(s). We are very excited about this development and the future of RidgeWorth Funds.

You have previously received proxy materials in connection with the Special Meeting. According to our latest records, your Proxy Vote for this meeting has not yet been received. Two-thirds of the majority of outstanding shares of each RidgeWorth fund must vote favorably in order for the proposal to be approved, which means your vote is very important regardless of the number of shares you own.

Voting your proxy ensures the continued, successful management and operation of the Funds. Furthermore, there are no material changes to the fund expenses, the management of the funds, or the portfolio managers, except for the Allocation Strategies. The Virtus Allocation Strategy funds will have different portfolio managers, and the RidgeWorth Moderate Allocation Strategy will be reorganized into the Virtus Growth Allocation Strategy Fund.

The Board recommends that you vote FOR the proposed reorganization of your respective RidgeWorth fund(s).

Voting is easy. You may use any one of the below options to ensure your vote is promptly recorded in time for the Meeting on May 9.

1. Call now at 1-800-454-8683 (the toll free number touchtone voting number also located on your voting instruction form), enter the control number and follow the prompts.

2.    Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package. If convenient for you, please call us so that your vote will be received in time for the Special Shareholder Meeting on May 9.

3. Vote by Internet at www.proxyvote.com and enter the control number on the voting instructions form and follow the prompts.

Please help us by taking a couple minutes now to vote your shares.    Thank you in advance for your help.

Sincerely,

Julia Short, President of RidgeWorth Funds

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

OBO